Exhibit 10.2

FORM OF EIGHTH AMENDED AND RESTATED ADVISORY AGREEMENT

among

DIVIDEND CAPITAL TOTAL REALTY TRUST INC.,

DIVIDEND CAPITAL TOTAL REALTY OPERATING PARTNERSHIP LP

and

DIVIDEND CAPITAL TOTAL ADVISORS LLC

TABLE OF CONTENTS

1.	DEFINITIONS	1
2.	APPOINTMENT	9
3.	DUTIES OF THE ADVISOR	9
4.	AUTHORITY OF ADVISOR	14
5.	BANK ACCOUNTS	15
6.	RECORDS; ACCESS	15
7.	LIMITATIONS ON ACTIVITIES	15
8.	RELATIONSHIP WITH DIRECTORS	16
9.	FEES	16
10.	EXPENSES	19
11.	OTHER SERVICES	21
12.	REIMBURSEMENT TO THE ADVISOR	21
13.	OTHER ACTIVITIES OF THE ADVISOR.	22
14.	TERM; TERMINATION OF AGREEMENT	23
15.	TERMINATION BY THE PARTIES	23
16.	ASSIGNMENT TO AN AFFILIATE	24
17.	PAYMENTS TO AND DUTIES OF ADVISOR UPON TERMINATION	24
18.	INDEMNIFICATION BY THE COMPANY AND THE OPERATING PARTNERSHIP	25
19.	INDEMNIFICATION BY ADVISOR	26
20.	NOTICES	26
21.	MODIFICATION	27
22.	SEVERABILITY	27
23.	CONSTRUCTION	27

24.	ENTIRE AGREEMENT	27
25.	INDULGENCES, NOT WAIVERS	27
26.	GENDER	27
27.	TITLES NOT TO AFFECT INTERPRETATION	27
28.	EXECUTION IN COUNTERPARTS	27
29.	INITIAL INVESTMENT	28

EIGHTH AMENDED AND RESTATED ADVISORY AGREEMENT

THIS EIGHTH AMENDED AND RESTATED ADVISORY AGREEMENT (this “Agreement”), dated as of             , 20    , is among Dividend Capital Total Realty Trust Inc., a Maryland corporation (the “Company”), Dividend Capital Total Realty Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”), and Dividend Capital Total Advisors LLC, a Delaware limited liability company.

W I T N E S S E T H

WHEREAS, the Company has qualified as a REIT (as defined below), and invests its funds in investments permitted by the terms of Sections 856 through 860 of the Code (as defined below);

WHEREAS, the Company is the general partner of the Operating Partnership and conducts all its business and makes all investments in Real Properties, Real Estate Related Securities, and Debt Investments through the Operating Partnership;

WHEREAS, the Company and the Operating Partnership desire to avail themselves of the experience, sources of information, advice, assistance and certain facilities of the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision, of the Board of Directors of the Company all as provided herein;

WHEREAS, the Advisor is willing to undertake to render such services, subject to the supervision of the Board of Directors, on the terms and conditions hereinafter set forth; and

WHEREAS, the parties hereto are party to that certain Seventh Amended and Restated Advisory Agreement, dated as of August 5, 2009, which is amended and restated in its entirety hereby.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.	DEFINITIONS. As used in this Agreement, the following terms have the definitions hereinafter indicated:

Acquisition Expenses. Any and all expenses, exclusive of Acquisition Fees, incurred by the Company, the Operating Partnership, the Advisor, or any of their Affiliates in connection with the selection, acquisition or development of any Real Property, Real Estate Related Security or Debt Investment, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums, and the costs of performing due diligence.

Acquisition Fees. Any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to any

Affiliate of the Company, the Operating Partnership or the Advisor) in connection with making or investing in Debt Investments or the purchase, development or construction of a Real Property, including real estate commissions, selection fees, development fees, construction fees, nonrecurring management fees, loan fees, points or any other fees of a similar nature. Excluded shall be development fees and construction fees paid to any Person not affiliated with the Sponsor in connection with the actual development and construction of a project.

Advisor. Dividend Capital Total Advisors LLC, a Delaware limited liability company, any successor advisor to the Company, the Operating Partnership or any person or entity to which Dividend Capital Total Advisors LLC or any successor advisor subcontracts substantially all of its functions. Notwithstanding the forgoing, a Person hired or retained by Dividend Capital Total Advisors LLC to perform property and securities management and related services for the Company or the Operating Partnership that is not hired or retained to perform substantially all of the functions of Dividend Capital Total Advisors LLC with respect to the Company or the Operating Partnership as a whole shall not be deemed to be an Advisor.

Advisory Fee. The fee payable to the Advisor pursuant to Section 9(b).

Affiliate or Affiliated. With respect to any Person, (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, ten percent (10%) or more of the outstanding voting securities of such other Person; (ii) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

Annual Total Return Percentage. The investment return provided to Stockholders, expressed as a percentage, which shall be calculated independently for the Class A Shares, the Class W Shares and the Class I Shares, and shall be equal to, for all Shares of a given class that are outstanding during the calendar year (or such other applicable period), the ratio of: (i) the amount, if any, by which (A) the sum of (1) the Weighted-Average Distributions per Share of such class over the applicable period, and (2) the Ending VPS of such class, exceeds (B) the Beginning VPS of such class, divided by (ii) the Beginning VPS of such class.

Articles of Incorporation. The Articles of Incorporation of the Company, as amended from time to time.

Average Invested Assets. For a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in Real Estate Related Securities, Debt Investments and Real Properties, before deducting depreciation, bad debts or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.

Beginning VPS. With respect to a class of Shares, the VPS of such class as of the end of the last Business Day prior to the commencement of the applicable period.

Board of Directors or Board. The persons holding such office, as of any particular time, under the Articles of Incorporation of the Company, whether they be the Directors named therein or additional or successor Directors.

Business Day. Any day on which the New York Stock Exchange is open for trading.

Bylaws. The bylaws of the Company, as the same are in effect from time to time.

Cause. With respect to the termination of this Agreement, fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by the Advisor, or an uncured material breach of this Agreement by the Advisor.

Class A VPS. The VPS of each Class A Share.

Class A Shares. Shares of the Company’s $0.01 par value common stock that have not been designated as either Class W Shares or Class I Shares or another specified class.

Class A Stockholders. The registered holders of the Class A Shares.

Class I VPS. The VPS of each Class I Share.

Class I Shares. Shares of the Company’s $0.01 par value common stock that have been designated as Class I.

Class I Stockholders. The registered holders of the Class I Shares.

Class W VPS. The VPS of each Class W Share.

Class W Shares. Shares of the Company’s $0.01 par value common stock that have been designated as Class W.

Class W Stockholders. The registered holders of the Class W Shares.

Code. Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

Company. Company shall have the meaning set forth in the preamble of this Agreement.

Company Property. Any and all property, real, personal or otherwise, tangible or intangible, which is transferred or conveyed to the Company (including all rents, income, profits and gains therefrom), and which is owned or held by, or for the account of, the Company.

Competitive Real Estate Commission. A real estate or brokerage commission for the purchase or sale of property which is reasonable, customary, and competitive in light of the size, type, and location of the property.

Contract Sales Price. The total consideration received by the Company for the sale of a Company Property.

Dealer Manager. Dividend Capital Securities LLC, an Affiliate of the Advisor, or such other Person or entity selected by the Board of Directors to act as the dealer manager for the Offering. Dividend Capital Securities LLC is a member of the Financial Industry Regulatory Authority, Inc.

Dealer Manager Fee. The fee payable to the Dealer Manager for serving as the dealer manager of an Offering with respect to the Class I and Class W Shares, and reallowable to Soliciting Dealers with respect to Class I and Class W Shares sold by them as described in the Prospectus related to the Offering of the Class I and Class W Shares.

Debt Investments. The debt related investments, or such investments the Board of Directors and the Advisor mutually designate as debt related investments, which are owned from time to time by the Company or the Operating Partnership; such debt related investments include, but are not limited to, mortgage loans, B-notes, mezzanine debt, participating debt (including with equity-like features), non-traded preferred equity, convertible debt, hybrid instruments, equity instruments and other related investments.

Director. A member of the Board of Directors of the Company.

Distribution Fee. The distribution fee payable to the Dealer Manager with respect to the Class W Shares, and reallowable to Soliciting Dealers with respect to Class W Shares sold by them as described in the Prospectus related to the Offering of the Class W Shares.

Distributions. Any distributions of money or other property by the Company to owners of Shares, including distributions that may constitute a return of capital for federal income tax purposes.

Ending VPS. With respect to a class of Shares, the VPS of such class as of the end of the last Business Day of the applicable period.

Equity Shares. Transferable shares of beneficial interest of the Company of any class or series, including common shares or preferred shares.

Excess Amount. Excess Amount has the meaning set forth in Section 12.

Expense Year. Expense Year has the meaning set forth in Section 12.

Fixed Component. The non-variable component of the Advisory Fee as described in Section 9.

GAAP. Generally accepted accounting principles as in effect in the United States of America from time to time.

Good Reason. With respect to the termination of this Agreement, (i) any failure to obtain a satisfactory agreement from any successor to the Company and/or the Operating Partnership to assume and agree to perform the Company’s and/or the Operating Partnership’s obligations under this Agreement; or (ii) any uncured material breach of this Agreement of any nature whatsoever by the Company and/or the Operating Partnership.

Gross Proceeds. The aggregate purchase price of all Shares sold for the account of the Company through all Offerings, without deduction for Organizational and Offering Expenses.

Independent Director. Independent Director shall have the meaning set forth in the Articles of Incorporation.

Independent Expert. A person or entity with no material current or prior business or personal relationship with the Advisor or the Directors and who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company.

Independent Valuation Advisor. A firm that is (i) engaged to a substantial degree in the business of conducting valuations on commercial real estate properties, (ii) not affiliated with the Advisor and (iii) engaged by the Company with the approval of the Board to appraise the Real Properties or other assets or liabilities pursuant to the Valuation Procedures.

Joint Ventures. The joint venture or partnership arrangements (other than with Dividend Capital Total Realty Operating Partnership LP) in which the Company or any of its subsidiaries is a co-venturer or general partner which are established to acquire Real Properties.

Listing. The listing of the Shares on a national securities exchange or the receipt by the Company’s stockholders of securities that are listed on a national securities exchange in exchange for the Company’s common stock. Upon such Listing, the Shares shall be deemed Listed.

NASAA REIT Guidelines. The Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association on May 7, 2007, as may be amended from time to time.

NAV. The Company’s net asset value, calculated pursuant to the Valuation Procedures.

Net Income. For any period, the Company’s total revenues applicable to such period, less the total expenses applicable to such period other than additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of the Company’s assets.

Offering. A public offering of Shares pursuant to a Prospectus.

Operating Partnership. Operating Partnership has the meaning set forth in the preamble of this Agreement.

Operating Partnership Agreement. The Operating Partnership’s limited partnership agreement among the Company, the Advisor, and Dividend Capital Total Advisors Group LLC.

OP Unit. Units of limited partnership interest in the Operating Partnership.

Organizational and Offering Expenses. Any and all cumulative costs and expenses incurred by and to be paid from the assets of the Company, including amounts reimbursable to the Advisor and its Affiliates pursuant and subject to Section 10(a)(i) hereof, in connection with the formation, qualification and registration of all of the Company’s Offerings and the subsequent marketing and distribution of Shares, including, without limitation, the following: total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys), any expense allowance granted by the Company to the underwriter (which may include a dealer manager) or any reimbursement of expenses of the underwriter by the Company, expenses for printing, engraving, mailing and distributing costs, salaries of employees while engaged in sales activity, telephone and other telecommunications costs, all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings), charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, fees, expenses and taxes related to the filing, registration and qualification of the sale of the Shares under federal and state laws, including accountants’ and attorneys’ fees.

Performance Component. The variable component of the Advisory Fee as described in Section 9.

Person. An individual, corporation, partnership, trust, joint venture, limited liability company or other entity.

Priority Return Percentage. Priority Return Percentage has the meaning set forth in Section 9.

Product Specialist. Persons that have specialized expertise and dedicated resources in specific areas of real property, real estate related securities or debt investments, that perform fee-related services that the Advisor has committed to provide pursuant to Section 3(a) of this Agreement or with whom the Company has entered into a product specialist agreement, and that assist the Advisor in connection with one or more of the following: identifying, evaluating and/or recommending potential investments, performing due diligence, negotiating purchases and/or managing the Company’s assets on a day-to-day basis, as described in the Company’s Prospectus.

Prospectus. “Prospectus” has the meaning set forth in Section 2(10) of the Securities Act, including a preliminary Prospectus, an offering circular as described in Rule 256 of the General Rules and Regulations under the Securities Act or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling securities to the public.

Real Estate Related Securities. The real estate related securities investments, or such investments the Board of Directors and the Advisor mutually designate as Real Estate Related Securities to the extent such investments could be classified as either Real Estate Related Securities or Real Property, which are owned from time to time by the Company or the Operating Partnership.

Real Property. (i) Land, including the buildings located thereon, or (ii) land only, or (iii) the buildings only, which are owned from time to time by the Company or the Operating

Partnership, either directly or through subsidiaries, joint venture arrangements or other partnerships, or (iv) such investments the Board of Directors and the Advisor mutually designate as Real Property to the extent such investments could be classified as either Real Property, Real Estate Related Securities, or Debt Investments. Properties sold by the Company or any Affiliate to tenancy-in-common (or Delaware statutory trust) investors shall be deemed Real Property for the purposes of this definition so long as (i) such properties are being leased by the Company or any Affiliate from the tenancy-in-common (or Delaware statutory trust) investors, and (ii) such properties are reflected as assets of the Company in accordance with GAAP.

REIT. A “real estate investment trust” under Sections 856 through 860 of the Code or as may be amended.

Sale or Sales. Any transaction or series of transactions whereby: (A) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any Real Property or portion thereof, including the lease of any Real Property consisting of a building only, and including any event with respect to any Real Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Corporation or the Operating Partnership in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture directly or indirectly (except as described in other subsections of this definition) in which the Company or the Operating Partnership as a co-venturer or partner sells, grants, transfers, conveys, or relinquishes its ownership of any Real Property or portion thereof, including any event with respect to any Real Property which gives rise to insurance claims or condemnation awards; or (D) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, conveys or relinquishes its interest in any mortgage or portion thereof (including with respect to any mortgage, all payments thereunder or in satisfaction thereof other than regularly scheduled interest payments) of amounts owed pursuant to such mortgage and any event which gives rise to a significant amount of insurance proceeds or similar awards; or (E) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any other asset not previously described in this definition or any portion thereof.

Sales Commission. That percentage of Gross Proceeds from the sale of Class W Shares in an Offering payable to the Dealer Manager and reallowable to Soliciting Dealers with respect to Class W Shares sold by them as described in the Prospectus related to such Offering of Class W Shares.

Securities. Any Equity Shares, any other stock, shares or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.

Securities Act. The Securities Act of 1933, as amended.

Shares. The shares of all classes of the common stock of the Company.

Soliciting Dealers. Broker-dealers who are members of the Financial Industry Regulatory Authority, Inc., or that are exempt from broker-dealer registration, and who, in either case, have executed participating broker or other agreements with the Dealer Manager to sell Shares in an Offering.

Sponsor. Any Person which (i) is directly or indirectly instrumental in organizing, wholly or in part, the Company, (ii) will control, manage or participate in the management of the Company, and any Affiliate of any such Person, (iii) takes the initiative, directly or indirectly, in founding or organizing the Company, either alone or in conjunction with one or more other Persons, (iv) receives a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property, (v) has a substantial number of relationships and contacts with the Company, (vi) possesses significant rights to control Real Properties, (vii) receives fees for providing services to the Company which are paid on a basis that is not customary in the industry, or (viii) provides goods or services to the Company on a basis which was not negotiated at arm’s-length with the Company. “Sponsor” does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services.

Stockholders. The registered holders of the Company’s Shares.

Termination Date. The date of termination of this Agreement.

Termination Event. The termination or nonrenewal of this Agreement (i) in connection with a merger, sale of assets or transaction involving the Company pursuant to which a majority of the Directors then in office are replaced or removed, (ii) by the Advisor for Good Reason or (iii) by the Company and the Operating Partnership other than for Cause.

Total Operating Expenses. All costs and expenses paid or incurred by the Company, as determined under GAAP, that are in any way related to the operation of the Company or to corporate business, including the Advisory Fee, but excluding (i) the expenses of raising capital such as Organizational and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and tax incurred in connection with the issuance, distribution, transfer, registration and Listing, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) incentive fees paid in compliance with the NASAA REIT Guidelines; (vi) Acquisition Fees and Acquisition Expenses, (vii) real estate commissions on the Sale of Real Property, and (viii) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property). The definition of “Total Operating Expenses” set forth above is intended to encompass only those expenses which are required to be treated as Total Operating Expenses under the NASAA REIT Guidelines. As a result, and notwithstanding the definition set forth above, any expense of the Company which is not part of Total Operating Expenses under the NASAA REIT Guidelines shall not be treated as part of Total Operating Expenses for purposes hereof.

2%/25% Guidelines. For any year in which the Company qualifies as a REIT, the requirement pursuant to the NASAA REIT Guidelines that, in any period of four consecutive fiscal quarters, Total Operating Expenses not exceed the greater of 2% of the Company’s Average Invested Assets during such 12-month period or 25% of the Company’s Net Income over the same 12-month period.

Valuation Procedures. The valuation procedures adopted by the Board, as amended from time to time.

VPS. Value per share, calculated separately for each class of Shares, derived from NAV in accordance with the Valuation Procedures.

Weighted-Average Distributions per Share. For a particular class of Shares over a particular period of time, an amount equal to the ratio of (i) the aggregate distributions paid in respect of all Shares of such class during the applicable period, divided by (ii) the weighted-average number of Shares of such class outstanding during the applicable period, calculated in accordance with GAAP applied on a consistent basis.

2.	APPOINTMENT. The Company and the Operating Partnership hereby appoint the Advisor to serve as their advisor on the terms and conditions set forth in this Agreement, and the Advisor hereby accepts such appointment.

3.	DUTIES OF THE ADVISOR. The Advisor undertakes to provide a continuing and suitable investment program consistent with the investment objectives and policies of the Company as determined and adopted from time to time by the Directors. In performance of this undertaking, subject to the supervision of the Directors and consistent with the provisions of the Articles of Incorporation and Bylaws and the Operating Partnership Agreement, and subject to the condition that any investment advisory services provided with respect to securities shall be provided by a registered investment adviser, the Advisor shall, either directly or by engaging an Affiliated or non-Affiliated Person:

(a)	Fee-related Services.

(i)	Asset Management Services. The following services shall be provided by the Advisor or one of its Affiliates in consideration of the fees described in Section 9(b) of this Agreement, subject to reimbursement for expenses as provided in Section 9(a), Section 10 and Section 12, or as otherwise provided under this Agreement:

(1)	monitor the operating performance of the investments of the Company and/or the Operating Partnership;

(2)	oversee the leasing activities of the Company’s portfolio including but not limited to negotiations with prospective and existing tenants and leasing arrangements with Affiliated and non-

Affiliated leasing brokers;

(3)	oversee Affiliated and non-Affiliated property managers who perform property management services for the Company or the Operating Partnership;

(4)	oversee and negotiate service contracts for the Company’s Real Properties;

(5)	oversee and coordinate the making of dispositions of Real Properties within the discretionary limits and authority as granted by the Board, or if no such discretionary limits have been established, with the prior approval of the Board, any particular Directors specified by the Board or any committee of the Board, as the case may be; and

(6)	negotiate with and engage selling brokers as necessary to dispose of Real Properties.

(ii)	Development Management Services. If the Advisor or one of its Affiliates provides the services described in Section 9(c) of this Agreement, it shall be entitled to the compensation described therein; however, the Advisor and its Affiliates shall not be obligated to provide such services.

(iii)	Real Estate Brokerage Services. If the Advisor or one of its Affiliates provides the services described in Section 9(d) of this Agreement, it shall be entitled to the compensation described therein; however, the Advisor and its Affiliates shall not be obligated to provide such services.

(b)	Non Fee-Related Services. The following services shall be provided by the Advisor or one of its Affiliates without consideration in the form a separate fee, subject to reimbursement for expenses as provided in Section 10 and Section 12, or as otherwise provided under this Agreement:

(i)	Organizational and Offering Services.

(1)

assist the Company in maintaining the registration of the Shares under federal and state securities laws and complying with all federal, state and local regulatory requirements applicable to the Company in respect of the Offering (including the Sarbanes-Oxley Act of 2002, as amended), including preparing or causing to be prepared all supplements to the Prospectus, post-effective amendments to the registration statement for any Offering and financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Securities Act and the Securities Exchange Act of 1934, as amended; provided, however, that in all filings made under federal and state securities laws, the statements therein shall be made by solely the Company and not by the Advisor or any of its other Affiliates.

(ii)	Acquisition Services.

(1)	present to the Company and the Operating Partnership potential investment opportunities;

(2)	serve as the Company’s and the Operating Partnership’s investment and financial advisor and, as reasonably appropriate under the circumstances, provide research and economic and statistical data in connection with the Company’s assets and investment policies;

(3)	subject to any required Board or Board committee approval, (i) locate, analyze and select potential investments, (ii) structure and negotiate the terms and conditions of transactions pursuant to which investments will be made; (iii) oversee and coordinate the making of investments by the Company and the Operating Partnership in compliance with the investment objectives and policies of the Company; and (iv) arrange, oversee and coordinate the financing and refinancing and the making of other changes in the asset or capital structure of investments;

(4)	perform due diligence on prospective investments;

(5)	upon request provide the Directors with periodic reports regarding prospective investments;

(6)	obtain the prior approval of the Board, any particular Directors specified by the Board or any committee of the Board, as the case may be, for any and all investments in Real Properties; and

(7)	oversee and coordinate the making of investments in Real Estate Related Securities or Debt Investments within the discretionary limits and authority as granted by the Board, or if no such discretionary limits have been established, with the prior approval of the Board, any particular Directors specified by the Board or any committee of the Board, as the case may be.

(iii)	Financing Services.

(1)	consult with the officers and Directors of the Company and assist the Directors in the formulation and implementation of the Company’s borrowing policies, and, as necessary, furnish the Directors with advice and recommendations with respect to any borrowings proposed to be undertaken by the Company and/or the Operating Partnership; and

(2)	negotiate on behalf of the Company and the Operating Partnership with banks or lenders for loans to be made to the Company and the Operating Partnership, and negotiate on behalf of the Company and the Operating Partnership with investment banking firms and broker-dealers or negotiate private sales of Shares and other Securities or obtain loans for the Company and the Operating Partnership, but in no event in such a way so that the Advisor shall be acting as broker-dealer or underwriter; and provided, further, that any fees and costs payable to third parties incurred by the Advisor in connection with the foregoing shall be the responsibility of the Company or the Operating Partnership.

(iv)	Accounting and Administrative Services.

(1)	provide the daily management for the Company and the Operating Partnership and perform and supervise the various administrative functions reasonably necessary for the management of the Company and the Operating Partnership, unless expressly provided for elsewhere in this Agreement;

(2)	provide the Company and the Operating Partnership with, or arrange for the provision to the Company and the Operating Partnership of, all necessary cash management services;

(3)	consult with the Company’s officers and the Board and assist the Board in evaluating and obtaining adequate insurance coverage based upon risk management determinations;

(4)	implement and coordinate the processes with respect to the NAV and the Class A VPS, Class I VPS and Class W VPS as provided in the Valuation Procedures, and in connection therewith, obtain appraisals performed by an Independent Valuation Advisor concerning the value of the Real Properties;

(5)	supervise one or more Independent Valuation Advisors and, if and when necessary, recommend to the Board its replacement; and

(6)	deliver to or maintain on behalf of the Company copies of all appraisals obtained in connection with the investments in Real Properties and all valuations of Real Estate Related Securities or Debt Investments as may be required to be obtained by the Board;

(7)	in consultation with legal counsel, advise the Company regarding the maintenance of the Company’s exemption from the Investment Company Act of 1940, as amended, and monitor compliance with the requirements for maintaining an exemption from such act;

(8)	in consultation with legal counsel and other tax advisers, advise the

Company regarding the maintenance of the Company’s status as a REIT and monitor compliance with the various REIT qualification tests and other rules set out in the Code and the regulations promulgated thereunder;

(9)	in consultation with legal counsel and other tax advisers, take all necessary actions to enable the Company and the Operating Partnership to make required tax filings and reports, including soliciting Stockholders for required information to the extent provided by the REIT provisions of the Code; and

(10)	oversee and resolve all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which the Company and the Operating Partnership may be involved or to which the Company and the Operating Partnership may be subject, arising out of the Company’s or the Operating Partnership’s day-to-day operations, subject to such limitations or parameters as may be imposed from time to time by the Board.

(v)	Stockholder Services.

(1)	in consultation with legal counsel, communicate on the Company’s or the Operating Partnership’s behalf with the respective holders of any of the Company’s or the Operating Partnership’s securities as required to satisfy the reporting and other requirements of any regulatory bodies or agencies and to maintain effective relations with such holders; and

(2)	oversee the performance of the transfer agent and registrar.

(vi)	Other Services.

(1)	oversee and coordinate the disposition of Real Estate Related Securities or Debt Investments within the discretionary limits and authority as granted by the Board, or if no such discretionary limits have been established, with the prior approval of the Board, any particular Directors specified by the Board or any committee of the Board, as the case may be;

(2)	oversee and coordinate the making of any private placement of OP Units, tenancy-in-common or other interests in Real Properties as may be approved by the Board;

(3)

investigate, select, and, on behalf of the Company and the Operating Partnership, oversee and coordinate the engagement of and business with such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder (whether for a fee or not), including but not limited to consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, real estate management companies, real estate operating companies, securities investment advisors, mortgagors, and any and all agents for any of the foregoing, including Affiliates of the Advisor, and Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services, including but not limited to entering into contracts in the name of the Company and the Operating Partnership with any of the foregoing;

(4)	from time to time, or at any time reasonably requested by the Directors, make reports to the Directors of its performance of services to the Company and the Operating Partnership under this Agreement, including reports with respect to potential conflicts of interest involving the Advisor or any of its affiliates; and

(5)	do all other things reasonably necessary to assure its ability to render the services described in this Agreement.

Notwithstanding the foregoing, the Advisor may delegate any of the foregoing duties to any Person so long as the Advisor or any Affiliate remains responsible for the performance of the duties set forth in this Section 3.

4.	AUTHORITY OF ADVISOR.

(a)	Pursuant to the terms of this Agreement (including the restrictions included in this Section 4 and in Section 7), and subject to the continuing and exclusive authority of the Directors over the management of the Company, the Directors hereby delegate to the Advisor the authority to take, or cause to be taken, any and all actions and to execute and deliver any and all agreements, certificates, assignments, instruments or other documents and to do any and all things that, in the judgment of the Advisor, may be necessary or advisable in connection with the Advisor’s duties described in Section 3.

(b)	Notwithstanding the foregoing, any investment in Real Properties, including any acquisition of Real Property by the Company or the Operating Partnership (including any financing of such acquisition), will require the prior approval of the Board, any particular Directors specified by the Board or any committee of the Board, as the case may be.

(c)	If a transaction requires approval by the Independent Directors, the Advisor will deliver to the Independent Directors all documents and other information required by them to properly evaluate the proposed transaction.

The prior approval of a majority of the Independent Directors not otherwise interested in the transaction and a majority of the Directors not otherwise interested in the transaction will be required for each transaction to which the Advisor or its Affiliates is a party. The Directors may, at any time upon the giving of written notice to the Advisor, modify or revoke the authority set forth in this Section 4. If and to the extent the Directors so modify or revoke the authority contained herein, the Advisor shall henceforth submit to the Directors for prior approval such proposed transactions involving investments in Real Property, Real Estate Related Securities, or Debt Investments as thereafter require prior approval, provided however, that such modification or revocation shall be effective upon receipt by the Advisor and shall not be applicable to investment transactions to which the Advisor has committed the Company prior to the date of receipt by the Advisor of such notification.

5.	BANK ACCOUNTS. The Advisor may establish and maintain one or more bank accounts in the name of the Company and the Operating Partnership and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company and/or the Operating Partnership, under such terms and conditions as the Directors may approve, provided that no funds shall be commingled with the funds of the Advisor; and the Advisor shall from time to time render appropriate accountings of such collections and payments to the Directors and to the auditors of the Company.

6.	RECORDS; ACCESS. The Advisor shall maintain appropriate records of all its activities hereunder and make such records available for inspection by the Directors and by counsel, auditors and authorized agents of the Company, at any time or from time to time during normal business hours. The Advisor shall at all reasonable times have access to the books and records of the Company and the Operating Partnership.

7.	LIMITATIONS ON ACTIVITIES. Anything else in this Agreement to the contrary notwithstanding, the Advisor shall refrain from taking any action which, in its sole judgment made in good faith, would (a) adversely affect the status of the Company as a REIT, (b) subject the Company to regulation under the Investment Company Act of 1940, as amended, or (c) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company, its Shares or its Securities, or otherwise not be permitted by the Articles of Incorporation or Bylaws of the Company, except if such action shall be ordered by the Directors, in which case the Advisor shall notify promptly the Directors of the Advisor’s judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Directors. In such event the Advisor shall have no liability for acting in accordance with the specific instructions of the Directors so given. Notwithstanding the foregoing, the Company shall hold harmless the Advisor, its directors, officers, employees and stockholders, and stockholders, directors and officers of the Advisor’s Affiliates for any act or omission by the Advisor, its directors, officers or employees, or stockholders, directors or officers of the Advisor’s Affiliates taken or omitted to be taken in the performance of their duties under this Agreement to the extent permitted under the Company’s Articles of Incorporation and under Section 18 hereof.

8.	RELATIONSHIP WITH DIRECTORS. Subject to Section 7 of this Agreement and to restrictions advisable with respect to the qualification of the Company as a REIT, directors, officers and employees of the Advisor or an Affiliate of the Advisor or any corporate parents of an Affiliate, may serve as a Director and as officers of the Company, except that no director, officer or employee of the Advisor or its Affiliates who also is a Director or officer of the Company shall receive any compensation from the Company for serving as a Director or officer other than reasonable reimbursement for travel and related expenses incurred in attending meetings of the Directors and no such Director shall be deemed an Independent Director for purposes of satisfying the Director independence requirement set forth in the Articles of Incorporation. Notwithstanding the foregoing, directors, officers and employees of the Advisor and its Affiliates that are also Directors or officers of the Company may receive compensation from the Advisor or its Affiliates for which the Advisor or its Affiliates are reimbursed by the Company pursuant to Section 10 of this Agreement.

9.	FEES.

(a)	The fees described in Section 9(b)-(d) are compensation for the personnel and related employment costs incurred by the Advisor or its Affiliates in performing the applicable services, including but not limited to salaries and wages, benefits and overhead of all employees involved in the performance of such services, but not for the third-party costs incurred by the Advisor or its Affiliates in connection with the performance of such services, which third-party costs shall be separately reimbursed and are not included in the services provided by the Advisor and its Affiliates.

(b)	Advisory Fee. The Advisor shall receive the Advisory Fee as compensation for asset management services rendered pursuant to Section 3(a)(i) hereof as follows.

(i)	The Advisory Fee will be comprised of two separate components: (1) a fixed component in an amount equal to 1/365th of 1.15% of NAV for each class of Shares for each day during the term of this Agreement (the “Fixed Component”); and (2) a performance component (the “Performance Component”) that is calculated based on the Annual Total Return Percentage allocable to each class of Shares.

(ii)

The Performance Component will not be paid with respect to a given class of Shares, each class of which is evaluated independently when calculating the Performance Component, for any calendar year in which the Annual Total Return Percentage applicable to such class is less than or equal to 6.0% (the “Priority Return Percentage”). With respect to each class of Shares the dollar amount of the Performance Component will be 25.0% of the product of (A) the excess of the Annual Total Return Percentage of such class over the Priority Return Percentage, (B) the Beginning VPS of such class, and (C) the weighted-average number of Shares of such class outstanding during the applicable period, calculated in accordance with GAAP applied on a consistent basis. However in no event will the Performance Component for any class of Shares in a single calendar year exceed 10.0% of the product of (A) the Annual Total Return Percentage of such class, (B) the Beginning VPS of such class, and (C) the weighted-average number of Shares of such class outstanding during the applicable period, calculated in accordance with GAAP applied on a consistent basis. In the event that the Class A VPS, Class I VPS or Class W VPS decreases below the VPS of such class as of the end of the Business Day on which the initial Offering of Class I and Class W Shares commences (subject to adjustment to account for (i) any stock dividend, stock split, recapitalization, or other similar change in the capital structure of the Company, and (ii) any adjustment approved by the Board that is applied in the same manner to each Share class, as applicable) any subsequent increase in such VPS up to the VPS of such class as of the end of the Business Day on which the initial Offering of Class I and Class W Shares commenced (or such other adjusted price) shall not be included in the calculation of the Performance Component with respect to that class. If the Performance Component is payable with respect to a given class of Shares pursuant to this Section 9(b)(ii), the Advisor will be entitled to such payment even in the event that the total percentage return to such class of Stockholders (or any particular Stockholder) on a cumulative basis over any longer or shorter period has been less than the Priority Return Percentage. The Advisor shall not be obligated to return any portion of any Advisory Fee paid based on the Company’s subsequent performance. The Performance Component may be earned in a given period for one or more of the Company’s classes of common stock.

(iii)	The Advisor shall, on a daily basis, (i) accrue a liability reserve account equal to the amount due for both the Fixed Component and the Performance Component, such accrual to be reflected in the VPS calculations for such day; and (ii) calculate the Annual Total Return Percentage allocable to each class of Shares, prorated as of the end of such day and, based on such calculation, adjust the balance of liability reserve accrual to reflect the estimated amount due on account of the Performance Component.

(iv)

The Advisory Fee will accrue daily. The Fixed Component is payable monthly in arrears (after the close of business and NAV calculations for the last Business Day for such month). The Performance Component with respect to any calendar year is payable on January 1 of the following calendar year, provided that if this Agreement or its term expires without renewal prior to December 31 of any calendar year, then the Performance Component for such partial year shall be payable on the first business day after the Termination Date. The Performance Component shall be payable for each calendar year in which this Agreement is in effect, even if the Agreement is in effect for less than a full calendar year. In the event this Agreement is terminated or its term expires without renewal, the Advisory Fee will be calculated and due and payable after the calculation of NAV on the Termination Date. If the Advisory Fee is payable with respect to any partial calendar month or calendar year, the Fixed Component will be prorated based on the number of days elapsed during any partial calendar month and the Performance Component (including the Priority Return Percentage) will be prorated based on the number of days elapsed during, and the Annual Total Return Percentage achieved for, the period of such partial calendar year. For example, for the partial calendar year following the date of this Agreement, the Performance Component will be calculated based on the Annual Total Return Percentage achieved with respect to the VPS of each class of Shares at the end of the date of this Agreement, and the Priority Return Percentage will be reduced pro rata by the number of days in the calendar year that precedes the date of this Agreement.

(v)	In the event the Company or the Operating Partnership commences a liquidation of its Investments during any calendar year, the Company will pay the Advisor its Advisory Fee from the proceeds of the liquidation and the Performance Component will be calculated at the end of the liquidation period prior to the distribution of the liquidation proceeds to the Stockholders. The calculation of the Performance Component for any partial year shall be calculated consistent with the applicable provisions of Section 9(b)(iv) above.

(vi)	In addition, upon the Sale of one or more Real Properties, the Advisor or an Affiliate shall receive an amount equal to 1% of the Contract Sales Price of such Real Property or Real Properties.

(c)	Development Management Fees. The Advisor shall receive as compensation for services provided by the Advisor, its Affiliates, or sub-contractors thereof in connection with overseeing the development, construction and improvement, including tenant improvements, of Real Properties by third parties on behalf of the Company a Development Management Fee payable by the Company. The Development Management Fee shall equal 4.0% of the cost to develop, construct or improve any Real Property on behalf of the Company. Development Management Fees shall be payable as such costs are incurred. However, Development Management Fees shall not be payable to the extent that such fees would cause the total of all Acquisition Fees (including Development Management Fees) and Acquisition Expenses payable with respect to any Real Property to exceed 6% of the amount actually paid or allocated to the purchase, development, construction or improvement of such Real Property, exclusive of Acquisition Fees and Acquisition Expenses, unless fees in excess of such amount are approved by a majority of the Directors not interested in such transaction and by a majority of the Independent Directors not interested in such transaction. The Advisor may hire third parties to assist the Advisor in performing these oversight services, in which case the Advisor will compensate the third party from its Development Management Fee. The Advisor and the Company may also agree for the Company to engage a third party to provided these services directly, in which case the Advisor shall not receive a Development Management Fee.

(d)	Real Estate Sales Commissions. If the Advisor or an Affiliate provides a substantial amount of the services in connection with the Sale of one or more Real Properties, the Advisor or an Affiliate shall receive a real estate sales commission equal to the lesser of (i) one-half of a Competitive Real Estate Commission or (ii) 1% of the Contract Sales Price of such Real Property or Real Properties. The Real Estate Commission may be paid in addition to real estate commissions paid to non-Affiliates, provided that the total real estate commissions paid to all Persons by the Company with respect to the sale of such Real Property or Real Properties shall not exceed an amount equal to the lesser of (i) 6% of the Contract Sales Price of the Real Property or Real Properties or (ii) the Competitive Real Estate Commission.

(e)	Loans from Affiliates. The Advisor or any Affiliate thereof may not make any loan to the Company or the Operating Partnership unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such loan approve the loan as being fair, competitive, and commercially reasonable and no less favorable to the Company or the Operating Partnership than loans between unaffiliated parties under the same circumstances.

(f)	Exclusion of Certain Transactions. In the event the Company or the Operating Partnership shall propose to enter into any transaction in which an officer or director of the Company, and the Operating Partnership, the Advisor, or any Affiliate of the Company, the Operating Partnership or the Advisor has a direct or indirect interest, then (i) such transaction shall be approved by a majority of the Board of Directors and also by a majority of the Independent Directors and (ii) any commissions or remuneration received by any such persons in connection with such transaction shall be deducted from the fees payable under this Agreement.

(g)	Product Specialists. In the event the Advisor enters into strategic alliances with Product Specialists with respect to investments in Real Properties, Real Estate Related Securities or Debt Investments on behalf of the Company or the Operating Partnership as provided for in the Company’s prospectus, and the Product Specialists perform services that entitle them to fees, any such fees will be paid by the Advisor (and not by the Company or the Operating Partnership) out of the fees the Advisor receives from the Company or the Operating Partnership.

(h)	Payment in Shares. The fees and commissions due under this Section 9 shall be paid in cash; provided, however, that in lieu of cash, the Advisor may elect to receive the payment of the fees and commissions due under this Section 9 in any class of Shares. Any such Shares will be valued at the VPS applicable to such Shares on the issue date and will not be eligible for redemption by the Advisor until six months from the issue date.

10.	EXPENSES.

(a)	In addition to the compensation paid to the Advisor pursuant to Section 9 hereof, the Company or the Operating Partnership shall pay directly or reimburse the Advisor for all of the expenses paid or incurred by the Advisor in connection with the services it provides to the Company and the Operating Partnership pursuant to this Agreement, including, but not limited to:

(i)	Organizational and Offering Expenses paid or incurred by the Advisor or any of is Affiliates; provided that after an Offering terminates, the Advisor shall reimburse the Company to the extent the Organizational and Offering Expenses with respect to such Offering that are borne by the Company exceed 15.0% of the Gross Proceeds raised in the completed Offering; the Advisor shall be responsible for the payment of all the Company’s Organizational and Offering Expenses in excess of the maximum amount permitted;

(ii)	Acquisition Expenses incurred in connection with the selection and acquisition of Real Properties;

(iii)	the actual cost of goods and services used by the Company and obtained from Persons not affiliated with the Advisor, other than Acquisition Expenses, including brokerage fees paid in connection with the purchase and sale of Real Estate Related Securities or Debt Investments;

(iv)	interest and other costs for borrowed money, including discounts, points and other similar fees;

(v)	taxes and assessments on income of the Company or Real Properties;

(vi)	costs associated with insurance required in connection with the business of the Company or by the Directors;

(vii)	expenses of managing and operating Real Properties owned by the Company;

(viii)	all expenses in connection with payments to the Directors and meetings of the Directors and Stockholders;

(ix)	personnel (and related employment) costs and overhead (including rent, insurance and other costs) incurred by the Advisor or its Affiliates in performing the services described in Section 3 hereof, including but not limited to salaries, wages or other compensation, benefits and other overhead of all employees involved in the performance of such services, provided that no reimbursement shall be made for such costs in connection with the services under Section 3(a);

(x)	expenses associated with a Listing, if applicable, or with the issuance and distribution of Securities, such as selling commissions and fees, advertising expenses, taxes, legal and accounting fees, listing and registration fees;

(xi)	expenses connected with payments of Distributions in cash or otherwise made or caused to be made by the Company to the Stockholders;

(xii)	expenses of organizing, redomesticating, merging, liquidating or dissolving the Company or of amending the Articles of Incorporation or the Bylaws;

(xiii)	expenses of maintaining communications with Stockholders, including the cost of preparation, printing, and mailing annual reports and other Stockholder reports, proxy statements and other reports required by governmental entities;

(xiv)	audit, accounting and legal fees and other fees for professional services relating to the operations of the Company and all such fees incurred at the request, or on behalf of, the Board, the Independent Directors or any committee of the Board;

(xv)	all other costs incurred by the Advisor in performing its duties hereunder.

(b)	Expenses incurred by the Advisor on behalf of the Company and the Operating Partnership and payable pursuant to this Section 10 shall be reimbursed no less than monthly to the Advisor. The Advisor shall prepare a statement documenting the expenses of the Company and the Operating Partnership and the calculation of the fees and commissions due under this Agreement during each month, and shall deliver such statement to the Company and the Operating Partnership within 45 days after the end of each month.

(c)	In lieu of cash, the Advisor may elect to receive the reimbursement of any of its expenses in any class of Shares. Any such Shares will be valued at the VPS applicable to such Shares on the issue date and will not be eligible for redemption by the Advisor until six months from the issue date.

11.	OTHER SERVICES. Should the Directors request that the Advisor or any director, officer or employee thereof render services for the Company and the Operating Partnership other than set forth in Section 3, such services shall be separately compensated at such rates and in such amounts as are agreed by the Advisor and the Independent Directors of the Company, subject to the limitations contained in the Articles of Incorporation, and shall not be deemed to be services pursuant to the terms of this Agreement.

12.

REIMBURSEMENT TO THE ADVISOR. For any year in which the Company qualifies as a REIT, the Company shall not reimburse the Advisor at the end of any fiscal quarter Total Operating Expenses that, in the four consecutive fiscal quarters then ended (the

“Expense Year”) exceed (the “Excess Amount”) the greater of 2% of Average Invested Assets or 25% of Net Income (the “2%/25% Guidelines”) for such year. Any Excess Amount paid to the Advisor during a fiscal quarter shall be repaid to the Company or, at the option of the Company, subtracted from the Total Operating Expenses reimbursed during the subsequent fiscal quarter. If there is an Excess Amount in any Expense Year and the Independent Directors determine that such excess was justified based on unusual and nonrecurring factors which they deem sufficient, then (i) the Excess Amount may be carried over and included in Total Operating Expenses in subsequent Expense Years and reimbursed to the Advisor in one or more of such years, provided that Total Operating Expenses in any Expense Year, including any Excess Amount to be paid to the Advisor, shall not exceed the 2%/25% Guidelines or (ii) the Excess Amount may be paid in the Expense Year and within 60 days after the end of such Expense Year there shall be sent to the stockholders a written disclosure of such fact, together with an explanation of the factors the Independent Directors considered in determining that such excess expenses were justified. Such determination shall be reflected in the minutes of the meetings of the Board of Directors. The Company will not reimburse the Advisor or its Affiliates for its personnel (and related employment) costs and overhead (including rent, insurance and other costs) incurred in connection with the services under Section 3(a). All figures used in the foregoing computation shall be determined in accordance with GAAP applied on a consistent basis.

13.	OTHER ACTIVITIES OF THE ADVISOR.

(a)	Nothing herein contained shall prevent the Advisor or any of its Affiliates from engaging in or earning fees from other activities, including, without limitation, the rendering of advice to other Persons (including other REITs) and the management of other programs advised, sponsored or organized by the Advisor or its Affiliates; nor shall this Agreement limit or restrict the right of any director, officer, employee, or stockholder of the Advisor or its Affiliates to engage in or earn fees from any other business or to render services of any kind to any other partnership, corporation, firm, individual, trust or association and earn fees for rendering such services. The Advisor may, with respect to any investment in which the Company is a participant, also render advice and service to each and every other participant therein, and earn fees for rendering such advice and service. Specifically, it is contemplated that the Company may enter into joint ventures or other similar co-investment arrangements with certain Persons, and pursuant to the agreements governing such joint ventures or arrangements, the Advisor may be engaged (directly or indirectly) to provide advice and service to such Persons, in which case the Advisor will earn fees for rendering such advice and service.

(b)

The Advisor shall report to the Directors the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or could create a conflict of interest between the Advisor’s obligations to the Company and its obligations to or its interest in any other partnership, corporation, firm, individual, trust or association. The Advisor or its Affiliates shall promptly disclose to the Directors knowledge of such condition or circumstance. If the Advisor, Director or Affiliates thereof have sponsored other investment programs with similar investment objectives which have investment funds available at the same time as the Company, it shall be the duty of the Directors (including the Independent Directors) to ensure that the Advisor and its Affiliates adopt the method approved by the Independent Directors, by which investments are to be allocated to the competing investment entities and to use their best efforts to ensure that such method is applied fairly to the Company.

(c)	The Advisor may make such an investment only after (i) such investment has been offered to the Company, the Operating Partnership and all public partnerships and other investment entities Affiliated with the Company with funds available for such investment and (ii) such investment is found to be unsuitable for investment by the Company, the Operating Partnership, such partnerships and investment entities. The Advisor’s Affiliates may make such an investment subject to the method approved by the Independent Directors, by which investments are to be allocated to the competing investment entities.

(d)	In the event that the Advisor is presented with a potential investment which might be made by the Company or the Operating Partnership and by another investment entity which the Advisor advises or manages, the Advisor shall consider, among others, the following factors: the investment objectives and criteria of each entity; the general real property sector or real estate-related sector investment allocation targets of each entity and any targeted geographic concentrations; the cash requirements of each entity; the effect of the acquisition both on diversification of each entity’s investments by type of commercial property and geographic area, and on diversification of the customers of its properties; the policy of each entity relating to leverage of properties; the anticipated cash flow of each entity; the tax effects of the purchase on each entity; the size of the investment; and the amount of funds available to each entity and the length of time such funds have been available for investment. In the event that an investment opportunity becomes available which the Advisor determines is suitable for the Company or the Operating Partnership based on the criteria set forth above, then the Advisor will utilize a reasonable allocation method to determine which investments are presented to the Board as opposed to the board of directors of such other program. Notwithstanding the foregoing, from time to time the Board or any committee of the Board, as the case may be, may approve, in cooperation with another investment entity which the Advisor (or its Affiliate) advises or manages, a specific allocation procedure with respect to such other investment entity, which shall be communicated to and followed by the Advisor.

14.	TERM; TERMINATION OF AGREEMENT. This Agreement shall continue in force for a period of one year from the date hereof, subject to an unlimited number of successive one-year renewals upon mutual consent of the parties. It is the duty of the Directors to evaluate the performance of the Advisor annually before renewing the Agreement, and each such renewal shall be for a term of no more than one year.

15.	TERMINATION BY THE PARTIES. This Agreement may be terminated (i) immediately by the Company and/or the Operating Partnership for Cause or upon the bankruptcy of the Advisor, (ii) upon 60 days written notice without Cause and without penalty by a majority of the Independent Directors of the Company or (iii) upon 60 days written notice with Good Reason by the Advisor.

16.	ASSIGNMENT TO AN AFFILIATE. This Agreement may be assigned by the Advisor to an Affiliate with the approval of a majority of the Directors (including a majority of the Independent Directors). The Advisor may assign any rights to receive fees or other payments under this Agreement to any Person without obtaining the approval of the Directors. This Agreement shall not be assigned by the Company or the Operating Partnership without the consent of the Advisor, except in the case of an assignment by the Company or the Operating Partnership to a corporation, limited partnership or other organization which is a successor to all of the assets, rights and obligations of the Company or the Operating Partnership, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Company and the Operating Partnership are bound by this Agreement.

17.	PAYMENTS TO AND DUTIES OF ADVISOR UPON TERMINATION. Payments to the Advisor of unpaid expense reimbursements pursuant to this Section 17 shall be subject to the 2%/25% Guidelines to the extent applicable.

(a)	After the Termination Date, the Advisor shall not be entitled to compensation for further services hereunder except it shall be entitled to receive from the Company or the Operating Partnership within 30 days after the effective date of such termination all unpaid reimbursements of expenses and all earned but unpaid fees payable to the Advisor prior to termination of this Agreement. In addition, in accordance with the provisions of Section 12, the Advisor shall be entitled to receive any Excess Amount (as defined in Section 12) for which the Independent Directors determined (before or after the Termination Date) that there was justification based on unusual and nonrecurring factors.

(b)	The Advisor shall promptly upon termination:

(i)	pay over to the Company and the Operating Partnership all money collected and held for the account of the Company and the Operating Partnership pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

(ii)	deliver to the Directors a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Directors;

(iii)	deliver to the Directors all assets, including Real Properties, Real Estate Related Securities and Debt Investments, and documents of the Company and the Operating Partnership then in the custody of the Advisor; and

(iv)	cooperate with the Company and the Operating Partnership to provide an orderly management transition.

18.	INDEMNIFICATION BY THE COMPANY AND THE OPERATING PARTNERSHIP. The Company and the Operating Partnership shall indemnify and hold harmless the Advisor and its Affiliates, including their respective officers, directors, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, subject to any limitations imposed by the laws of the State of Maryland or the Articles of Incorporation of the Company. Notwithstanding the foregoing, the Company and the Operating Partnership shall not provide for indemnification of the Advisor and its Affiliates, including their respective officers, directors, partners and employees, for any loss or liability suffered by the Advisor and its Affiliates, including their respective officers, directors, partners and employees, nor shall they provide that the Advisor and its Affiliates, including their respective officers, directors, partners and employees, be held harmless for any loss or liability suffered by the Company and the Operating Partnership, unless all of the following conditions are met:

(a)	The Advisor has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Company and the Operating Partnership;

(b)	The Advisor was acting on behalf of or performing services for the Company and the Operating Partnership;

(c)	Such liability or loss was not the result of negligence or misconduct by the Advisor; and

(d)	Such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from Stockholders.

Notwithstanding the foregoing, the Advisor and its Affiliates, including their respective officers, directors, partners and employees, shall not be indemnified by the Company and the Operating Partnership for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by the Advisor and its Affiliates, including their respective officers, directors, partners and employees, unless one or more of the following conditions are met:

(a)	There has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Advisor;

(b)	Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Advisor; or

(c)	A court of competent jurisdiction approves a settlement of the claims against the Advisor and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company and the Operating Partnership were offered or sold as to indemnification for violation of securities laws.

In addition, the advancement of the Company’s or the Operating Partnership’s funds to the Advisor and its Affiliates, including their respective officers, directors, partners and employees, for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied:

(a)	The legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company or the Operating Partnership;

(b)	The legal action is initiated by a third party who is not a shareholder or the legal action is initiated by a shareholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and

(c)	The Advisor undertakes to repay the advanced funds to the Company or the Operating Partnership, together with the applicable legal rate of interest thereon, in cases in which the Advisor is found not to be entitled to indemnification.

19.	INDEMNIFICATION BY ADVISOR. The Advisor shall indemnify and hold harmless the Company and the Operating Partnership from contract or other liability, claims, damages, taxes or losses and related expenses including attorneys’ fees, to the extent that such liability, claims, damages, taxes or losses and related expenses are incurred by reason of the Advisor’s bad faith, fraud, willful misfeasance, gross misconduct, gross negligence or reckless disregard of its duties, but the Advisor shall not be held responsible for any action of the Board of Directors in following or declining to follow any advice or recommendation given by the Advisor.

20.	NOTICES. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Articles of Incorporation, the Bylaws, or accepted by the party to whom it is given, and shall be given by being delivered by hand or by overnight mail or other overnight delivery service to the addresses set forth herein:

To the Directors and to the Company:

Dividend Capital Total Realty Trust Inc.

518 17th Street

17th Floor

Denver, CO 80202

To the Operating Partnership:

Dividend Capital Total Realty Operating Partnership LP

518 17th Street

17th Floor

Denver, CO 80202

To the Advisor:

Dividend Capital Total Advisors LLC

518 17th Street

17th Floor

Denver, CO 80202

Any party may at any time give notice in writing to the other parties of a change in its address for the purposes of this Section 20.

21.	MODIFICATION. This Agreement shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by the parties hereto, or their respective successors or assignees.

22.	SEVERABILITY. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

23.	CONSTRUCTION. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Colorado.

24.	ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

25.	INDULGENCES, NOT WAIVERS. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

26.	GENDER. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

27.	TITLES NOT TO AFFECT INTERPRETATION. The titles of sections and subsections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

28.	EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

29.	INITIAL INVESTMENT. The Advisor has made a capital contribution of $200,000 to the Operating Partnership in exchange for OP Units, which were subsequently exchanged for 200,000 Class A Shares. The Advisor may not sell any of such Shares while the Advisor acts in such advisory capacity to the Company, provided, that such Shares may be transferred to Affiliates of the Advisor. The restrictions included above shall not apply to any other Securities acquired by the Advisor or its Affiliates. The Advisor shall not vote any Shares it now owns, or hereafter acquires, in any vote for the election of Directors or any vote regarding the approval or termination of any contract with the Advisor or any of its Affiliates.

IN WITNESS WHEREOF, the parties hereto have executed this Eighth Amended and Restated Advisory Agreement as of the date and year first above written.

DIVIDEND CAPITAL TOTAL REALTY TRUST INC.

By:
	Name:	Guy M. Arnold
	Title:	President

DIVIDEND CAPITAL TOTAL REALTY OPERATING PARTNERSHIP LP

By:	Dividend Capital Total Realty Trust Inc., its General Partner

By:
	Name:	Guy M. Arnold
	Title:	President

DIVIDEND CAPITAL TOTAL ADVISORS LLC

By:	Dividend Capital Total Advisors Group LLC, its Sole Member

By:
	Name:	Evan H. Zucker
	Title:	Manager